UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2025, Jabil Inc. (the “Company”) entered into a senior unsecured credit agreement (the “Agreement”). The Agreement provides for a five-year revolving credit facility in the initial amount of $3.2 billion (the “Revolving Credit Facility”), which Revolving Credit Facility may, subject to the lenders’ discretion, potentially be increased by up to an aggregate amount of $1.0 billion. The Revolving Credit Facility is available in Dollars, Euros, Yen, or any other currency approved by the administrative agent and the lenders. The Agreement was entered into among the Company; the initial lenders named therein; Citibank, N.A., as administrative agent; Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents; BNP Paribas, Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as co-documentation agents; and Citibank, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp., Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as joint lead arrangers and joint bookrunners. The Revolving Credit Facility matures five years from the date of closing, subject to unlimited successive one-year extension options (subject to the lenders’ discretion), provided that the tenor of the Revolving Credit Facility shall at no time exceed five years.

Interest and fees on advances under the Revolving Credit Facility are based on the Company’s non-credit enhanced long-term senior unsecured debt rating as determined by S&P Global Ratings, Moody’s Ratings and Fitch Ratings (collectively, the “Rating Agencies”), all as more fully described in the Agreement. Interest is charged at a rate equal to either 0.00% to 0.45% above the base rate or 0.90% to 1.45% above the benchmark rate (the “Applicable Margin”), as applicable, based on the Company’s credit ratings, where the base rate represents the greatest of Citibank, N.A.’s base rate, 0.50% above the federal funds rate, and 1.0% above one-month Term SOFR, but not less than zero, and the benchmark rate represents Term SOFR, EURIBOR, TIBOR or Daily Simple SOFR, as applicable, for the applicable interest period, but not less than zero, each as more fully described in the Agreement. Fees include (i) a facility fee based on the revolving credit commitments of the lenders and (ii) a letter of credit fee based on the amount of outstanding letters of credit. Based on the Company’s current non-credit enhanced long-term senior unsecured debt rating as determined by the Rating Agencies, the current rates of interest for the Revolving Credit Facility are 0.075% above the base rate and 1.075% above the benchmark rate. The Agreement includes various covenants, limitations and events of default customary for similar facilities for similarly rated borrowers.

As of the date of the Agreement, the Revolving Credit Facility was undrawn.

Certain of the lenders under the Revolving Credit Facility and their affiliates have various other relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, loans, letter of credit and bank guarantee facilities, investment banking and trust services. The Company and certain of its subsidiaries have entered into foreign exchange contracts and other derivative arrangements with certain of the lenders and their affiliates. In addition, various agents and lenders under the Revolving Credit Facility held positions as agent and/or lender under the Company’s Existing Credit Agreement (as defined below).

In connection with the Company’s entry into the Agreement, the Company terminated the Company’s credit agreement dated January 22, 2020 (as amended, the “Existing Credit Agreement”), governing the Company’s existing three- and five-year revolving credit facilities which, together, totaled $3.2 billion. The Existing Credit Agreement was entered into among the Company; the initial lenders named therein; Citibank, N.A., as administrative agent; JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-syndication agents; and BNP Paribas, Mizuho Bank, Ltd. MUFG Bank, Ltd. Sumitomo Mitsui Banking Corporation, as documentation agents; and Citibank, N.A., JPMorgan Chase Bank, N.A., BofA Securities, Inc., BNP Paribas Securities Corp., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners. The Company did not incur any early termination penalties in connection with such terminations.

Certain of the lenders under the Existing Credit Agreement and their affiliates have various other relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, loans, letter of credit and bank guarantee facilities, investment banking and trust services. The Company and certain of its subsidiaries have entered into foreign exchange contracts and other derivative arrangements with certain of the lenders and their affiliates. In addition, various agents and lenders under the Existing Credit Agreement hold positions as agent and/or lender under the Agreement.

The foregoing descriptions of the Agreement, the Revolving Credit Facility and the Existing Credit Agreement are not complete and are qualified in their entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, the Existing Credit Agreement, which was included as Exhibit 10.1 to our Current Report on Form 8-K filed on January 28, 2020, including the amendments thereto, which were included as Exhibit 10.1 to our Current Reports on Form 8-K filed on May 4, 2021, February 13, 2023 and February 23, 2024, respectively, each of which is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of June 18, 2025 among Jabil Inc.; the lenders named therein; Citibank, N.A., as administrative agent; Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents; BNP Paribas, Credit Agricole Corporate and Investment Bank, Miztem uho Bank, Ltd., Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as co-documentation agents; and Citibank, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp., Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as joint lead arrangers and joint bookrunners

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.
(Registrant)

June 24, 2025	By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Senior Vice President, Securities, M&A and Corporate Secretary